Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-275-9113
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Enters into New $50 Million Line of Credit

CHRISTIANSTED, U.S. Virgin Islands, December 5, 2022 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (NYSE: AAMC) announced today that it has entered into an agreement for a $50 million line of credit with NexBank.

“We are excited to partner with NexBank as we continue to expand our originations in the business purpose loan space with our focus on funding loans for investor properties. This new line of credit gives us additional access to capital to continue to grow and originate alternative assets,” said Chief Executive Officer, Jason Kopcak. “This commitment from NexBank will allow us to increase our creation of alternative assets, help support under-served markets, reduce the housing shortage in the United States and create affordable housing.”

About AAMC

AAMC is a private credit provider that originates alternative assets to provide liquidity and capital to under-served markets. We also continue to assess opportunities that could potentially be of long-term benefit to shareholders. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations, and assumptions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.